As filed with the Securities and Exchange Commission on May 12, 2000.

                                               Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        MISSISSIPPI CHEMICAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          MISSISSIPPI                                            64-0292638
---------------------------------                           --------------------
 (State or Other Jurisdiction of                              (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)

                                  P.O. BOX 388
                          YAZOO CITY, MISSISSIPPI 39194
                                 (601) 746-4131

       (Address, including Zip Code, and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)

                             -----------------------

              MISSISSIPPI CHEMICAL CORPORATION AMENDED AND RESTATED
                            1994 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                             -----------------------

          WILLIAM L. SMITH, ESQ.                              COPY TO:
    VICE PRESIDENT AND GENERAL COUNSEL                 ALAN J. BOGDANOW, ESQ.
     MISSISSIPPI CHEMICAL CORPORATION                   HUGHES & LUCE, L.L.P.
               P.O. BOX 388                         1717 MAIN STREET, SUITE 2800
       YAZOO CITY, MISSISSIPPI 39194                    DALLAS, TEXAS  75201
   (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    PROPOSED                    PROPOSED
  TITLE OF EACH CLASS            AMOUNT             MAXIMUM                     MAXIMUM               AMOUNT OF
     OF SECURITIES                TO BE             OFFERING PRICE            AGGREGATE             REGISTRATION
    TO BE REGISTERED           REGISTERED(1)       PER SHARE(2)            OFFERING PRICE(2)            FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Common Stock, $.01 par
         value                  2,000,000             $7.1875               $14,375,000.00            $3,795.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) An indeterminate number of additional shares of Common Stock may be issued if the anti-dilution adjustment provisions of the plan becomes operative. This Registration Statement registers 2,000,000 shares in addition to 1,800,000 shares previously reserved for issuance under the prior version of the Registrant's Amended and Restated 1994 Stock Incentive Plan (the Registrant's 1994 Stock Incentive Plan). The Registrant paid a registration fee in the amount of $14,276.00 to register such 1,800,000 shares.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the New York Stock Exchange on May 10, 2000, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "SEC") by Mississippi Chemical Corporation ("MCC") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1999, which contains audited financial statements of MCC for MCC's last completed fiscal year (the "1999 Form 10-K").

         (b) All reports filed by MCC pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the 1999 Form 10-K.

         (c) The description of MCC's common stock, par value $.01 per share (the "Common Stock"), contained in MCC's Registration Statement on Form 8-A, dated June 1, 1994 (File Number 0-20411), including any amendment or report filed for the purpose of updating such description.

         (d) The description of MCC's preferred stock purchase rights set forth in the Registration Statement on Form 8-A, dated August 15, 1994 (SEC File Number 2-7803), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by MCC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         MCC's Articles of Incorporation contain provisions eliminating the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the Mississippi Business Corporation Act. Each director will continue to be subject to liability for the amount of financial benefit received by a director to which he or she is not entitled, for any intentional infliction of harm on MCC or its shareholders, for improper distributions to shareholders and for intentional violations of criminal law. This provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         MCC has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limits and deductibles) (i) insures officers and directors of MCC against loss arising from certain claims made against them by reason of their being such directors or officers, and (ii) insures MCC against loss which it may be required or permitted to pay as indemnification due its directors for certain claims.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

          4.1 Shareholders Rights Plan filed as Exhibit 1 to MCC's Registration Statement on Form 8-A dated August 15, 1994, SEC File No. 2-7803, and incorporated herein by reference.

          4.2 Mississippi Chemical Corporation Amended and Restated 1994 Stock Incentive Plan.

          5.1     Opinion of Hughes & Luce, L.L.P.

         23.1     Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP.

         24.1     Power of Attorney (contained at page II-5).

ITEM 9. UNDERTAKINGS.

         (a)      MCC hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by MCC pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) MCC hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of MCC's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by MCC for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MCC pursuant to the provisions described in Item 6, or otherwise, MCC has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by MCC against such liabilities (other than the payment by MCC of expenses incurred or paid by a director, officer or controlling person of MCC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MCC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, MCC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yazoo City, State of Mississippi, on May 12, 2000.

                                   MISSISSIPPI CHEMICAL CORPORATION


                                   By:/s/ CHARLES O. DUNN
                                      ------------------------------------------
                                      Charles O. Dunn,
                                      President, Chief Executive Officer
                                      and Director (Principal Executive Officer)


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Mississippi Chemical Corporation, hereby severally constitute and appoint Charles O. Dunn and William
L. Smith, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Mississippi Chemical Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                    Title                                       Date
              ---------                                    -----                                       ----
     /s/ CHARLES O. DUNN                                  President,                                 May 12, 2000
     -------------------------------               Chief Executive Officer
         Charles O. Dunn                                and Director
                                                (Principal Executive Officer)


     /s/ TIMOTHY A. DAWSON                          Senior Vice President-                           May 12, 2000
     -------------------------------            and Chief Financial Officer
         Timothy A. Dawson                    (Principal Financial Officer and
                                                Principal Accounting Officer)


     /s/ COLEY L. BAILEY                                Chairman of the                                 May 12, 2000
     -------------------------------                 Board of Directors
         Coley L. Bailey

     /s/ JOHN SHARP HOWIE                            Vice Chairman of the                               May 12, 2000
     -------------------------------                 Board and Director
         John Sharp Howie

     /s/ JOHN W. ANDERSON                                  Director                                     May 12, 2000
     -------------------------------
         John W. Anderson

     /s/ REUBEN ANDERSON                                   Director                                     May 12, 2000
     -------------------------------
         Reuben Anderson

     /s/ FRANK R. BURNSIDE, JR.                            Director                                     May 12, 2000
     -------------------------------
         Frank R. Burnside, Jr.

     /s/ W.A. PERCY II                                     Director                                     May 12, 2000
     -------------------------------
         W.A. Percy II

     /s/ W. R. DYESS                                       Director                                     May 12, 2000
     -------------------------------
         W. R. Dyess

     /s/ WOODS E. EASTLAND                                 Director                                     May 12, 2000
     -------------------------------
         Woods E. Eastland

     /s/ HALEY BARBOUR                                     Director                                     May 12, 2000
     -------------------------------
         Haley Barbour

     /s/ GEORGE PENICK                                     Director                                     May 12, 2000
     -------------------------------
         George Penick

     /s/ DAVID M. RATCLIFFE                                Director                                     May 12, 2000
     -------------------------------
         David M. Ratcliffe

     /s/ WAYNE THAMES                                      Director                                     May 12, 2000
     -------------------------------
         Wayne Thames

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
          4.1     Shareholders Rights Plan filed as Exhibit 1 to MCC's
                  Registration Statement on Form 8-A dated August 15, 1994, SEC
                  File No. 2-7803, and incorporated herein by reference.

          4.2     Mississippi Chemical Corporation Amended and Restated 1994
                  Stock Incentive Plan.

          5.1     Opinion of Hughes & Luce, L.L.P.

         23.1     Consent of Hughes & Luce, L.L.P. (contained in Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP.

         24.1     Power of Attorney (contained at page II-5).